UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

Monterey Capital Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41389	87-2898342
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

419 Webster Street Monterey, California 93940	93940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 649-7388

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one redeemable Warrant	MCACU	The NASDAQ Stock Market LLC
Class A common stock, par value $0.0001 per share	MCAC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A common stock for $11.50 per share	MCACW	The NASDAQ Stock Market LLC
Rights, each right receives one-tenth of one share of Class A common stock	MCACR	The NASDAQ Stock Market LLC

Item 1.01. Entry into Material Definitive Agreement.

On June 24, 2022, Monterey Capital Acquisition Corporation (the “Company”) entered into an amended and restated warrant agreement (the “Amended and Restated Warrant Agreement”) to amend and restate the warrant agreement, dated May 10, 2022 (the “Original Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, to conform the provisions of the Original Agreement to the description of the terms of the private placement warrants set forth in the prospectus filed with the Securities and Exchange Commission on May 12, 2022.

The Amended and Restated Warrant Agreement is attached hereto as Exhibit 4.1 and incorporated by reference herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

4.1	Amended and Restated Warrant Agreement, dated June 24, 2022, by and between the Company and Continental Stock Transfer & Trust Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2022

Monterey Capital Acquisition Corporation

By:	/s/ Bala Padmakumar
Name: Bala Padmakumar
Title: Chief Executive Officer

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